Exhibit 99.1

PRESS RELEASE
IMMEDIATE RELEASE

BIOTA PHARMACEUTICALS, INC, ANNOUNCES NAME CHANGE TO AVIRAGEN THERAPEUTICS, INC. (NASDAQ: AVIR)

ATLANTA, GA – April 12, 2016 – Biota Pharmaceuticals, Inc. (NASDAQ:BOTA) today announced that the Company has changed its name to Aviragen Therapeutics, Inc., (“Aviragen Therapeutics”), a pharmaceutical company focused on the development of the next generation of direct-acting antivirals that address infections that have limited therapeutic options.

“A meaningful transformation has taken place over the last two years as we transitioned from a drug discovery and early-stage licensing organization to one focused on drug development and progressing key late-stage product candidates in important viral diseases. Our name change reflects this transition and better defines our strategic initiatives moving forward,” said Joseph Patti, PhD, President and Chief Executive Officer of Aviragen Therapeutics. “Specifically, our recent initiation of a Phase 2a efficacy study of BTA585 for the treatment of RSV infections highlights our focus on bringing new medicines to treat and prevent viral infections with limited therapeutics options. As Aviragen Therapeutics, we will continue to advance and expand our promising pipeline of anti-viral drugs.”

The name change become effective on April 11, 2016 and the Company’s common stock will begin trading on the NASDAQ Stock Exchange under the new ticker symbol “AVIR” on April 13, 2016. The Company will have a new website address: www.aviragentherapeutics.com.

About Aviragen Therapeutics

Aviragen Therapeutics is focused on the discovery and development of the next generation of direct-acting antivirals to treat infections that have limited therapeutic options and affect a significant number of patients globally. The Company has three product candidates in active clinical development: These include vapendavir, an oral treatment for human rhinovirus upper (HRV) respiratory infections in moderate-to-severe asthmatics currently being evaluated in the Phase 2b SPIRITUS trial; BTA585, an oral fusion protein inhibitor which received Fast Track designation by the U.S. FDA, in Phase 2 development for the treatment and prevention of respiratory syncytial virus (RSV) infections; and BTA074, a topical antiviral treatment in Phase 2 development for condyloma caused by human papillomavirus types 6 & 11. For additional information about the Company, please visit www.aviragentherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties concerning Aviragen Therapeutics’ business, operations and financial performance. Any statements that are not of historical facts may be deemed to be forward-looking statements. Various important factors could cause actual results, performance, events or achievements to materially differ from those expressed or implied by forward-looking statements, including: the Company, the U.S. Food and Drug Administration (FDA) or a similar regulatory body in another country, a data safety monitoring board, or an institutional review board delaying, limiting, suspending or terminating the clinical development of any of the Company's product candidates at any time for a lack of safety, tolerability, regulatory or manufacturing issues, or any other reason whatsoever; the Company's ability to secure, manage and retain qualified third-party clinical research data management and contract manufacturing organizations upon which it relies to assist in the design, development, implementation and execution of the clinical development of all its product candidates and those organizations’ ability to successfully execute their contracted responsibilities; the Company’s ability to comply with applicable government regulations in various countries and regions in which we are conducting, or expect to conduct, clinical trials; and other cautionary statements contained elsewhere in this press release and in our Annual Report on Form 10-K, Quarterly Report on Form 10-Q and our other reports filed with the Securities and Exchange Commission. There may be events in the future that the Company is unable to predict, or over which it has no control, and the Company’s business, financial condition, results of operations and prospects may change in the future. The Company may not update these forward-looking statements more frequently than quarterly unless it has an obligation under U.S. Federal securities laws to do so.

Contacts:

Mark Colonnese

Executive Vice President and Chief Financial Officer

Aviragen Therapeutics, Inc.

(678) 221-3381

mcolonnese@aviragentherapeutics.com

Beth DelGiacco

Stern Investor Relations, Inc.

(212) 362-1200

beth@sternir.com